Exhibit 3.4

CERTIFICATE OF FORMATION

OF

TEMPUR-PEDIC MANAGEMENT, LLC

This Certificate of Formation of Tempur-Pedic Management, LLC (the “LLC”), dated as of September 28, 2012, has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is Tempur-Pedic Management, LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o National Corporate Research, Ltd., 615 South DuPont Highway, Dover, DE 19901.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware are National Corporate Research, Ltd., 615 South DuPont Highway, Dover, DE 19901.

FOURTH. This Certificate of Formation shall be effective on September 30, 2012, at 11:59 p.m. EDT.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Dale E. Williams
Name: Dale E. Williams
Authorized Person